CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Lehman Brothers Reserve Liquidity Series and to the use of our report dated March 24, 2005 on the statement of assets and liabilities of the Lehman Brothers Prime Reserve Money Fund, a series of Lehman Brothers Reserve Liquidity Series. Such statement of assets and liabilities appears in the Lehman Brothers Reserve Liquidity Series' Statement of Additional Information. We also consent to the use of our report dated May 2, 2005 on the financial statements and financial highlights of Prime Portfolio, a series of Institutional Liquidity Trust. Such financial statements and financial highlights appear in the March 31, 2005 Annual Report to Shareholders which are also incorporated by reference into the Registration Statement.






                                             /s/ TAIT, WELLER & BAKER


PHILADELPHIA, PENNSYLVANIA
JULY 27, 2005